4Front Ventures Corp. Closes on the First Phase of an Up to 558K Sq. Ft.
Cultivation and Production Facility in Illinois

First Phase of the Multiphase Expansion Project includes 250K Sq. Ft. Backed by Innovative Industrial Properties, Inc. with Anticipated Construction to Be Completed in Q4 2022;
Facility to Create 500 New Livable Wage Jobs in the Village of Matteson Region and
Help Meet Demands in Fast-Growing Illinois Cannabis Market

PHOENIX, August 5, 2021 - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) (“4Front'' or the “Company”), a vertically integrated, multi-state cannabis operator and retailer, announced the first closing of a multiphase expansion project to build an up to 558,000 sq. ft. cultivation and production facility (the “Facility”) in the Village of Matteson, Illinois, located outside of Chicago.

Under the previously announced agreement, the first phase of 4Front’s multiphase expansion project is anticipated to include a 250,000 sq. ft. building, including 65,000 sq. ft. of flowering canopy and 70,000 sq. ft. of manufacturing space, which has been backed by Innovative Industrial Properties, Inc. (“IIP”) (NYSE: IIPR), the first and only real estate company on the New York Stock Exchange focused on serving the regulated cannabis industry.

4Front plans to use the Facility to produce the Company’s more than 20 in-house brands and 2,000 products, which will be offered to Illinois customers at an accessible price point at its Mission Dispensaries and partner dispensaries across Illinois. The Facility is also expected to produce a variety of white-labeled products such as flower, concentrates, edibles, tinctures, gel capsules and other manufactured products for other multi-state operators, cannabis businesses and brands.

“I want to thank Illinois Governor J.B. Pritzker, Illinois State Senator Michael Hastings, Cook County President Toni Preckwinkle and the Bureau of Economic Development, Cook County Assessor’s Office, Village of Matteson President Sheila Chalmers-Currin and the Board of Trustees, as well as her economic development team, Intersect Illinois, World Business Chicago, Illinois Department of Agriculture, the Department of Commerce and Economic Opportunity, Will/Cook Enterprise Zone and our partner, IIP, for being tremendous partners of ours in this project,” said 4Front Chief Executive Officer Leo Gontmakher. “With this announcement, we mark the beginning of a multi-phase expansion project to create the largest cannabis cultivation and manufacturing Facility in Illinois, one of the country’s fastest growing cannabis markets. The sheer size of this next-generation Facility will allow us to meet growing consumer demands. It will also broaden the reach of our innovative, low-cost cultivation and manufacturing methodologies and suite of brands of products while creating jobs and new streams of tax revenue for both Matteson, Cook County and the State of Illinois. As we continue to expand our footprint in Illinois, we believe this Facility will continue to drive growth and added value for the community, as well as our customers and shareholders.”

4Front’s multiphase expansion project is expected to bring a host of advanced cultivation, manufacturing and automation technologies, a full state-of-the-art kitchen, along with low-cost production methodologies aimed at driving down the costs of goods for consumers and cannabis businesses. Phase 1 of the expansion project is expected to create 240 livable wage jobs in the Matteson region with construction expected to be complete in Q4 2022; and Phase 2 is anticipated to add an additional 300,000 sq. ft. of building and 260 jobs.

“4Front Ventures’ development will bring more than 500 hundred well-paying jobs to our community while broadening our region’s economy, which we believe will pay big dividends for years to come,” said Matteson Village President Sheila Chalmers-Currin. “This facility will provide opportunities for agricultural positions and create opportunities for many in a new industry, and we couldn’t be more excited to work with 4Front.”

Illinois State Senator Michael Hastings added, “We are really excited to have 4Front Ventures come to our community. Their new facility in Matteson will generate millions of dollars in revenue, along with hundreds of new jobs, which will not only have significant benefits for our residents in Matteson, but also for consumers in Illinois.”

“Early last year we convened leaders throughout the region to develop the city’s COVID-19 Recovery Taskforce study. Through this work we came to appreciate the city’s tremendous regional network. We were pleased to help see 4Front Ventures find a location that meets their goals by connecting them to a neighboring community,” said Michael Fassnacht, President & CEO, World Business Chicago, and Chief Marketing Officer, City of Chicago. ”The 4Front Ventures development is an example of our region’s many business and industry strengths, as well, our united commitment to economic recovery and beyond.”

Illinois, the 11th state to legalize cannabis for adult-use, commenced adult-use cannabis sales at the beginning of last year. In this first year of adult-use sales, Illinois’ regulated cannabis sales were more than $1.0 billion in 2020, including $669 million in adult-use sales and more than $366 million in medical-use sales. During last month alone, reflecting the continued strong and growing demand, Illinois adult-use cannabis dispensaries generated more than $116 million in sales (excluding medical cannabis sales), according to the Illinois Department of Financial and Professional Regulation. For the first time, in the first quarter of 2021, Illinois’ tax revenues from regulated cannabis sales surpassed tax revenues from liquor sales.

About 4Front Ventures Corp.

4Front Ventures Corp. (“4Front” or the “Company”) (CSE: FFNT) (OTCQX: FFNTF) is a national, vertically integrated multi-state cannabis operator with operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and nearly 2,000 unique product lines, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

Forward Looking Statements
Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front Ventures’ periodic filings with securities regulators. When used in this news release, words such as “will, could, plan, estimate, expect, intend, may, potential, believe, should,” and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements related to future developments and the business and operations of 4Front Ventures, statements regarding when or if transactions will close or if/when required conditions to closing are attained, the impact of the transactions on the business of 4Front and other statements regarding future developments of the business. Although 4Front Ventures has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those contained in the forward-looking statements, there can be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended, including, but not limited to: dependence on satisfying closing conditions, [obtaining regulatory approvals]; and engagement in activities currently considered illegal under U.S. federal laws; change in laws; limited operating history; reliance on management; requirements for additional financing; competition; hindering market growth and state adoption due to inconsistent public opinion and perception of the medical-use and adult-use marijuana industry and; regulatory or political change.

There can be no assurance that such information will prove to be accurate or that management’s expectations or estimates of future developments, circumstances or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. 4Front Ventures disclaims any intention or obligation to update or revise such information, except as required by applicable law, and 4Front Ventures does not assume any liability for disclosure relating to any other company mentioned herein.

For further information:

4Front Investor Contacts:
Andrew Thut
Chief Investment Officer
IR@4frontventures.com

Brian Pinkston
MATTIO Communications
703-926-9159

brian@mattio.com

Media Contact:
Ellen Mellody

MATTIO Communications
570-209-2947
ellen@mattio.com

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